                                                                    EXHIBIT 21.1

                       CATAPULT COMMUNICATIONS CORPORATION
                              LIST OF SUBSIDIARIES


Catapult Communications Limited
a U.K. corporation

Catapult Communications K.K.
a Japanese corporation

Tekelec Limited
a Japanese corporation

Catapult Communications International Limited an Irish corporation